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                              AMENDED AND RESTATED
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                               RENTRAK CORPORATION


     SECTION 1. PURPOSE OF THE PLAN. The purpose of the Amended and Restated 1992 Employee Stock Purchase Plan (the "Plan") of Rentrak Corporation (the "Company") is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's common stock by present and future employees of the Company and those of its wholly-owned subsidiaries selected by the Board of Directors of the Company (individually a "Subsidiary" and collectively, "Subsidiaries"). The Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, (the "Code"), and it shall be administered, interpreted and construed in accordance with such provisions.

     SECTION 2.  ADMINISTRATION.

     A. Until otherwise determined by the Board of Directors, the Plan shall be administered by the Stock Option Committee of Board of Directors of the Company (the "Committee"). Meetings of the Committee for purposes of administering the Plan shall be held at such times and places as its Chairman may determine, and the Committee shall establish its own rules for taking action.

     B. Among other things, subject to the express provisions of the Plan, the Committee shall have the authority to determine the eligibility of employees to participate in the Plan, which of any future subsidiaries of the Company shall participate in the Plan, and the procedures by which employees shall obtain and file an election to participate in the Plan ("Election"). A procedure for systematic payroll deductions will be established for employees who file such an Election (herein referred to as "Participating Employees") and for the proper accounting thereof. The Committee shall select an investment firm to maintain the shares purchased by Participating Employees and shall interpret the Plan, supervise its administration and take all other actions in connection therewith as it deems necessary or advisable.

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The interpretation by the Committee of any provisions of the Plan or of any rights granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any rights granted thereunder.

     SECTION 3. SHARES RESERVED FOR THE PLAN. There shall be reserved for issuance and purchase by Participating Employees under the Plan an aggregate of Two Hundred Thousand 200,000 shares of common stock of the Company, par value $.001 per share. Shares subject to the Plan may be either authorized but unissued shares or shares that were previously issued and subsequently reacquired by the Company, including shares purchased in the open market.

     SECTION 4. ELIGIBLE EMPLOYEES. All present and future employees of the Company and its Subsidiaries shall be eligible to participate in the Plan; provided that each such employee (a) has been employed by the Company or a Subsidiary for at least six (6) months prior to an Election Date; (b) is customarily employed by the Company at least 20 hours per week; and (c) does not own, directly or indirectly, immediately after any Investment Date (as defined in subsection 8A herein), stock possessing five percent (5%) or more (including stock subject to outstanding options or purchase rights held by such employee) of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. The rules set forth in Section 424(d) of that Code shall apply for purposes of calculating the foregoing percentage limitation. An "Election Date" means either January 1 or July 1 of each Plan Year so long as the Plan shall exist.

     SECTION 5.  ELECTION TO PARTICIPATE.

     A.   Each employee satisfying the requirements for eligibility set forth in
Section 4 above may elect to participate in the Plan by filing with the Company prior to any Election Date a Notice of Election authorizing (1) specified regular payroll deductions during the Plan Year (as defined in Section 16 hereof) beginning on such Election Date, not to exceed an amount which would equal 10 percent of his Total Compensation (as defined below) during each such Plan Year, and (2) the utilization of such deductions to purchase shares of the Company's common stock pursuant to Section 8 hereof. A Notice of Election shall take effect upon the first Election Date after it is filed with the Company and shall remain in effect until revoked or modified by the

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Participating Employee as provided in subsection 5C below.  The term "Total
Compensation" shall mean the total of all forms of direct remuneration paid to a Participating Employee during any Plan Year, including salary and commissions, but excluding any additional sums such as payments for overtime, bonuses, shift differential, profit sharing or Section 401(k) contributions, or reimbursement for business expenses; PROVIDED, HOWEVER, that at the time an employee first becomes eligible to participate in the Plan, he shall be entitled to make a one-time contribution to the Plan equal to 10 percent of his Total Compensation for the six month period immediately preceding the Election Date on which his participation in the Plan becomes effective. Notwithstanding anything to the contrary herein, payroll deductions must be in equal amounts of not less than Ten Dollars ($10.00) per pay period.

     B. The Company shall withhold from each payroll check issued to a Participating Employee the amount specified in such Employee's most recent Notice of Election, and the amount so withheld shall be credited to the Participating Employee's payroll deduction account. Amounts credited to a Participating Employee's payroll deduction account shall earn no interest and shall be held by the Company as a "debtor" of the Participating Employee and not as a "trustee." Prior to utilizing such amounts to purchase shares of the Company's common stock pursuant to Section 8 hereof, the Company may use these sums for any proper corporate purpose as determined by the Committee and the Committee shall not be obligated to segregate such amounts.

     C. Upon written notice to the Company, a Participating Employee may at any time revoke his Notice of Election to participate in the Plan. Unless such employee also elects in writing to withdraw the balance of his payroll deduction account not theretofore utilized to purchase shares, such balance shall thereafter be utilized to purchase shares as provided herein, notwithstanding that such employee has otherwise ceased to be a Participating Employee in the Plan. In such case, the employee may participate in the Plan during any subsequent Plan Year, provided that he files a new Notice of Election with the Company. A revocation of a Notice of Election to Participate shall be effective beginning with the first regular payroll period of the Company or Subsidiary (as the case may be) following receipt of the notice required by this subsection 5C. A Participating Employee may also modify his Notice of Election as of January 1 and July 1 of each Plan

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Year, to increase or decrease the amount of his payroll deduction, by filing a new Notice of Election specifying the new deduction percentage not latter than the proposed effective date of the change.

     D. The Committee shall establish a procedure whereby a Participating Employee, who is on a temporary leave of absence and wishes to continue his participation in the Plan through the remainder of the Plan Year, shall be permitted to make voluntary contributions to purchase shares hereunder. Such contributions shall be subject to the same terms and provisions of the Plan as payroll deductions.

     SECTION 6. LIMITATIONS UPON NUMBER OF SHARES WHICH AN EMPLOYEE MAY PURCHASE AND PERIOD DURING WHICH SHARES MAY BE PURCHASED. No Participating Employee shall be granted the right to purchase stock under this Plan or any other employee stock purchase plans maintained by the Company and its subsidiaries which accrues at an annual rate which exceeds the twenty five thousand dollar ($25,000) limitation contained in Section 423(b)(8) of the Code or that may be exercised after the expiration of the period set forth in Section 423(b)(7) of the Code.

     SECTION 7. COMPANY CONTRIBUTION TO PURCHASE PRICE. The Company shall be obligated to pay 15 percent of the purchase price of the shares purchased on behalf of Participating Employees under this Plan. To satisfy this obligation the Company shall pay to the investment firm designated by the Committee, within the time period specified in Section 8.B. below, an amount equal to 17.64705 percent of the total amount contributed by Participating Employees to the Plan under Section 5 herein as of each Investment Date (as specified in Section 8 below).

     SECTION 8.  METHOD OF PURCHASE AND INVESTMENT ACCOUNTS.

     A. On the last day of March, June, September and December, (each of such dates being referred to herein as an "Investment Date"), each Participating Employee shall be deemed to have exercised an option to purchase the maximum number of shares of the Company's common stock that can be purchased under the procedures set forth in this Section 8 with the amounts then credited to such Employee's payroll deduction account.

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     B.   Within ten (10) business days after each Investment Date, the Company shall transfer both the balance in each Participating Employee's payroll deduction account and the Company's contribution as determined pursuant to
Section 7 above (the "Available Funds"), to the investment firm designated by the Committee. Subject to subsections 8C and 8E below, on or before the 15th business day after each Investment Date, the investment firm shall purchase in the market on behalf of all of the Participating Employees the maximum number of whole shares of the Company's common stock that can be purchased with the Available Funds at the then prevailing market price.

     C. Each purchase of shares under this Section 8 shall be effective only to the extent that the total number of shares reserved for the Plan pursuant to
Section 3 hereof is not exceeded. If the amount of Available Funds as of any Investment Date exceeds the amount needed to purchase all of the shares remaining under the Plan, the available shares shall be allocated among the Participating Employees in proportion to the balances standing in their payroll deduction accounts on such Investment Date. Any amounts transferred to the investment firm which are not expended to purchase shares shall be refunded to the Participating Employees and the Company in proportion to the amounts contributed by each of them.

     D. The shares which are purchased pursuant to this Section 8 shall be maintained by the investment firm in a separate investment account for each Participating Employee. A Participating Employee is for all purposes the beneficial owner of the shares held in his or her investment account and may sell the shares therein at any time. Certificates may be registered only in the name of the Participating Employee, or, if the Participation Employee so indicates on his Notice of Election, in the Participating Employee's name jointly with a member of the Participating Employee's family as joint tenants with the right of survivorship. All dividends paid with respect to the shares in a Participating Employee's investment account shall be paid directly to such Employee by the investment firm.

     E. No fractional shares shall be purchased for the account of any Participating Employee. Any portion of a Participating Employee's payroll deduction account which cannot be utilized to purchase an additional whole share of the Company's common stock shall be credited to such Employee's payroll deduction account and retained by

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the investment firm to purchase additional shares on future Investment Dates.

     SECTION 9. TITLE OF ACCOUNTS. Each account with the designated investment firm shall be in the name of the Participating Employee, or if he so indicates in his Notice of Election, in his name jointly with a member of his family as joint tenants with the right of survivorship.

     SECTION 10. RIGHTS AS A SHAREHOLDER. When amounts in a Participating Employee's payroll deduction account are utilized to purchase shares of common stock of the Company pursuant to Section 8 hereof, he shall have all the rights and privileges of a shareholder of the Company with respect to such shares. Neither the establishment of the Plan, the grant or the exercise of any rights to purchase shares of common stock under the Plan nor anything else in this Plan shall impose upon the Company or any Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or any Subsidiary to terminate any Participating Employee shall not be diminished or affected because any rights to purchase shares of the Company's common stock have been granted to such Participating Employee.

     SECTION 11. RIGHTS NOT TRANSFERABLE. The rights granted under the Plan are not transferable by a Participating Employee and are exercisable only by him during his lifetime.

     SECTION 12. RETIREMENT, TERMINATION AND DEATH. In the event of a Participating Employee's retirement, termination of employment, or death, his participation in the Plan shall immediately cease, and the balance in his payroll deduction account not previously utilized to purchase stock shall be refunded to him. In the event of his death, such refund shall be paid to his estate.

     SECTION 13. BROKERAGE COMMISSIONS AND EXPENSES OF THE PLAN. No brokerage commissions or related fees shall be charged to Participating Employees in connection with the purchase of shares of the Company's common stock under the Plan. All costs and expenses incurred in administering the Plan shall be borne by the Company. Any costs and expenses incurred in connection with the sale of shares

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purchased pursuant to this Plan shall be the responsibility of the Participating
Employee.

     SECTION 14. AMENDMENT OR TERMINATION OF THE PLAN. At any time, the Board of Directors may amend or terminate the Plan; provided that no amendment shall take effect prior to the Election Date which immediately follows the date the amendment was adopted unless the Board of Directors specifies an earlier effective date; and provided further that no such amendment may, without timely approval of the shareholders of the Company (a) increase the maximum number of shares reserved for the Plan (as specified in Section 3 hereof), (b) change the persons or categories of employees eligible to participate in the Plan (as specified in Section 4 hereof), unless such change is occasioned by an amendment to Section 423 of the Code for which no shareholder approval is required, or (c) materially increase the benefits accruing to participants in the Plan.

     SECTION 15.  RECAPITALIZATION, DISSOLUTION OR MERGER.

     A. If at any time there shall be an increase or decrease in the number of outstanding shares or common stock of the Company by reason of a recapitalization, reclassification, stock split up, combination of shares, or dividend or other distribution payable in capital stock, or in the event of any other corporate reorganization within the meaning of Section 424 or any other relevant provision of the Code, an appropriate adjustment shall be made by the Committee in the number and kind of shares reserved for the Plan. The Committee shall take appropriate action to ensure that the purchase price specified in
Section 7, the number of shares subject to outstanding options and any other affected provisions of the Plan are appropriately adjusted so as not to constitute a "modification" as that term is defined in Section 424 of the Code. The adjustments made by the Committee shall be final, binding and conclusive; provided that no rights granted pursuant to the Plan shall be adjusted in a manner which causes them to fail to qualify as rights created pursuant to an Employee Stock Purchase Plan within the meaning of Section 423 of the Code.

     B. In the event of a dissolution or liquidation of the Company or merger, consolidation or other reorganization in which the Company is not the surviving corporation, the Plan shall terminate upon the date of approval of such dissolution, liquidation, merger, consolidation or

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other reorganization by the Company's shareholders.  Upon such termination, all payroll deductions authorized under the Plan shall cease and any deductions which have not yet been utilized shall be returned to the Participating Employee.

     SECTION 16. EFFECTIVE DATE OF THE PLAN. This Amended and Restated Plan shall be effective as of January 1, 1994. A "Plan Year" shall be that 12 month period which begins on January 1 or any anniversary date thereafter, so long as the Plan shall exist.